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                                                                    EXHIBIT 21.1

                             KLA-TENCOR SUBSIDIARIES


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                                                     State or Other Jurisdiction of
NAME                                                 Incorporation
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
DOMESTIC SUBSIDIARIES
International Sales & Business, Inc.                 California
KLA-Tencor Building Corporation                      California
KLA-Tencor Disc Corporation                          California
KLA-Tencor International Corporation                 California
KLA-Tencor Klinnik Corporation                       California
KLA-Tencor Management Corporation                    California
KLA-Tencor (Thailand Branch) Corporation             California
VLSI Standards, Inc.                                 California
Amray, Inc.                                          Delaware
Groff Associates, Inc.                               California
DeviceWare, Inc.                                     California

INTERNATIONAL SUBSIDIARIES
KLA-Tencor (Cayman) Limited I                        Cayman Islands
KLA-Tencor (Cayman) Limited II                       Cayman Islands
KLA-Tencor (Cayman) Limited III                      Cayman Islands
KLA-Tencor (Israel) Corporation                      Israel
KLA-Tencor Holding Corporation 1987 Limited          Israel
KLA-Tencor Corporation 1992 Limited                  Israel
KLA-Tencor Italy S.R.L.                              Italy
KLA-Tencor Japan, Ltd.                               Japan
KLA-Tencor Sales Corporation                         U.S. Virgin Islands
KLA-Tencor GmbH                                      Germany

KLA-Tencor France SARL                               France
KLA-Tencor Korea, Inc.                               Korea
KLA-Tencor Limited                                   United Kingdom
KLA-Tencor (Malaysia) Sdn Bhd                        Malaysia
KLA-Tencor (Singapore) PTE, Ltd.                     Singapore
Tencor Instruments (Service) Limited                 United Kingdom
VLSI Standards, KK                                   Japan
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